UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2015

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas		75251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

EXCO Resources, Inc. (the “Company”) recently completed an annual review of its director compensation program. In connection with such review, the Company’s independent outside compensation consultant presented the Company with an analysis of director compensation programs for a peer group of thirteen publicly-traded oil and natural gas companies with similar operations and revenues to the Company (the “Peer Group”). The Company ranked the lowest of the Peer Group with respect to each of its cash fee component, its annual equity grant component and the total amount of director compensation expected to be paid in 2015.

The independent outside compensation consultant presented suggestions to the Board of Directors (the “Board”) of the Company to increase nonemployee director compensation to a level that is more competitive with the nonemployee director compensation paid by the members the Peer Group. The Board desired to increase the amount of equity compensation to a level consistent with the median of the Peer Group to create an ownership culture amongst the Company’s nonemployee directors that incentivizes such nonemployee directors to contribute to the continued growth and development of the Company’s business. The Board determined not to change the cash component of its director compensation program at this time in an effort to preserve cash.

On December 4, 2015, the Board approved Amendment Number Three (the “Amendment”) to the Amended and Restated 2007 Director Plan of EXCO Resources, Inc., as amended (the “Director Plan”), effective as of December 4, 2015. The Amendment replaces the automatic annual grants of 5,000 restricted shares to each of the Company’s nonemployee directors with automatic annual grants of restricted shares with an aggregate total fair market value equal to $140,000 per grant to each of the Company’s nonemployee directors (each, an “Annual Award”). The Annual Awards will be issued pursuant to the Director Plan, which is a sub-plan to the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan.

An initial Annual Award will be issued to each of the Company’s nonemployee directors on December 10, 2015; provided, however, that the initial Annual Award shall be for a number of restricted shares having an aggregate total value equal to $134,200, which is equal to $140,000 less the value as of the date of grant of the 5,000 restricted shares previously granted to the Company’s nonemployee directors in 2015 (the “Initial Award”). Beginning in 2016, the Annual Awards will be issued on the second trading day after the press release containing the Company’s third quarter earnings in 2016 is issued and on an annual basis at such time every year thereafter. The Initial Award will vest in full on December 10, 2016, and each Annual Award thereafter will vest in full on the first anniversary of the applicable date of grant, in each case subject to the other vesting and forfeiture conditions described in the Director Plan.

Even with the increase in the level of annual equity grants to approximately the median of the Peer Group, the amount of total director compensation paid by the Company in 2015 is expected to rank twelfth out of the thirteen companies included in the Peer Group.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Section 9 – Financial Statements and Exhibits

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Amendment Number Three to the Amended and Restated 2007 Director Plan of EXCO Resources, Inc., effective as of December 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: December 10, 2015	By:	/s/ William L. Boeing
	Name:	William L. Boeing
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amendment Number Three to the Amended and Restated 2007 Director Plan of EXCO Resources, Inc., effective as of December 4, 2015.